Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Neonode Inc.
Stockholm, Sweden

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-132713, 333-63228, 333-114161, 333-150346) and Form S-3 (No. 333-147425, 333-152163, 333-153634) of Neonode Inc. of our report dated April 14, 2009, relating to the 2008 consolidated financial statements, which appears in this Annual Report on Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

May 12, 2010

BDO Feinstein International AB	BDO Feinstein International AB

/s/ Johan Pharmanson	/s/Tommy Bergendahl
Authorized Public Accountant	Authorized Public Accountant